UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	45-5055422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Woodfin Steet, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-178817

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to “Description of Capital Stock of HomeTrust Bancshares,” “Our Policy Regarding Dividends,” and “Market for Common Stock” in the prospectus (“Prospectus”) included in the Registrant’s Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File Number 333-178817), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of HomeTrust Bancshares” in the Registrant’s Prospectus.

Item 2.	Exhibits.

1.	Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-178817) filed with the SEC on May 14, 2012, is hereby incorporated by reference.
2.
Articles of Incorporation for HomeTrust Bancshares, Inc., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-178817) filed with the SEC on December 29, 2012 is hereby incorporated by reference.

3.
Bylaws of HomeTrust Bancshares, Inc., filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 333-178817) filed with the SEC on June 28, 2012, is hereby incorporated by reference.

4.	Specimen Stock Certificate, filed as Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-178817) filed with the SEC on December 29, 2011, is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HOMETRUST BANCSHARES, INC.
	By:	/s/ F. Edward Broadwell, Jr.
Date: July 2, 2012		F. Edward Broadwell, Jr. Chief Executive Officer